                                                                   EXHIBIT 10.77

                               OPERATING AGREEMENT

                                       FOR

                            OPTIMUM CARE SOURCE, LLC,

                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

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                                                                          PAGE

ARTICLE I           INTRODUCTORY MATTERS................................     1

         1.1        FORMATION OF LIMITED LIABILITY COMPANY..............     1

         1.2        REGULATION OF INTERNAL AFFAIRS BY OPERATING
                    AGREEMENT...........................................     1

         1.3        LAWS GOVERNING OPERATING AGREEMENT..................     1

         1.4        TERM OF OPERATING AGREEMENT.........................     2

         1.5        USE OF FULL LEGAL NAME REQUIRED.....................     2

         1.6        NO INDIVIDUAL AUTHORITY FOR A MEMBER................     2

         1.7        REQUIRED MAINTENANCE OF REGISTERED OFFICE IN
                    CALIFORNIA..........................................     2

         1.8        FILING OF FICTITIOUS BUSINESS NAME STATEMENT........     2

         1.9        PURPOSE OF COMPANY..................................     2

         1.10       OTHER FORMATION MATTERS.............................     3

         1.11       DEFINITIONS OF GENERAL TERMS........................     3

ARTICLE II          MEMBERS, CAPITAL CONTRIBUTIONS AND
                    WITHDRAWALS, LIMITATIONS ON LIABILITIES AND

                    RESPONSIBILITIES OF MEMBERS.........................     6

         2.1        INITIAL MEMBERS AND INITIAL CAPITAL

                    CONTRIBUTIONS.......................................     6

         2.2        ADDITIONAL CAPITAL CONTRIBUTIONS....................     6

         2.3        LIMITATIONS ON WITHDRAWALS OF CAPITAL
                    CONTRIBUTION........................................     6

         2.4        ADMISSION OF ADDITIONAL MEMBER......................     7
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                                       i
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
         2.5        LIMITATION ON LIABILITY OF MEMBERS AND
                    MANAGERS............................................     7

ARTICLE III         MANAGEMENT..........................................     7

         3.1        MANAGEMENT OF COMPANY...............................     7

         3.2        SPECIFIC DUTIES OF MANAGERS.........................     7

         3.3        POWERS OF MANAGERS..................................     8

         3.4        ANNUAL MEETINGS OF MEMBERS..........................     9

         3.5        SPECIAL MEETINGS OF MEMBERS.........................     9

         3.6        NOTICES, VOTING AND PROCEDURES AT MEETINGS..........     9

         3.7        TRANSACTIONS BETWEEN THE COMPANY AND THE
                    MANAGER.............................................    10

         3.8        PAYMENTS TO MANAGER.................................    11

         3.9        LIMITED LIABILITY...................................    11

         3.10       OFFICERS OF COMPANY.................................    11

ARTICLE IV          CAPITAL ACCOUNTS....................................    11

         4.1        CAPITAL ACCOUNT FOR EACH MEMBER.....................    11

         4.2        INTEREST ON CAPITAL.................................    13

         4.3        POWER TO MODIFY CAPITAL ACCOUNTS TO COMPLY
                    WITH TREASURY REGULATIONS...........................    13

ARTICLE V           ALLOCATIONS AND DISTRIBUTIONS.......................    13

         5.1        DISTRIBUTIONS.......................................    13

         5.2        ALLOCATIONS OF NET PROFIT AND NET LOSS..............    14

         5.3        TAXABLE INCOME AND LOSS.............................    15

         5.4        ALLOCATION UPON SALE OR EXCHANGE OF MEMBER
                    INTEREST OR WITHDRAWAL OF A MEMBER..................    16
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                                       ii
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
ARTICLE VI          ACCOUNTING, RECORDS, REPORTING BY MEMBERS...........    16

         6.1        ACCOUNTING DECISIONS AND RELIANCE ON OTHERS.........    16

         6.2        RECORDS AND ACCOUNTING MAINTAINED...................    16

         6.3        ACCESS FOR MEMBERS TO ACCOUNTING RECORDS............    17

         6.4        ANNUAL TAX INFORMATION FOR MEMBERS..................    17

         6.5        TAX MATTERS FOR COMPANY HANDLED BY MANAGERS.........    17

         6.6        FEDERAL INCOME TAX ELECTIONS MADE BY
                    MANAGERS............................................    17

         6.7        OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS........    18

ARTICLE VII         CONSEQUENCES OF DEATH, DISSOLUTION,
                    RETIREMENT OR BANKRUPTCY OF MEMBER..................    18

         7.1        UNANIMOUS CONSENT TO CONTINUE BUSINESS OF
                    COMPANY.............................................    18

         7.2        PURCHASE OF MEMBER'S INTEREST.......................    18

         7.3        VALUATION OF INTEREST OF MEMBER.....................    19

         7.4        PAYMENT OF PURCHASE PRICE...........................    19

         7.5        PURCHASE TERMS VARIED BY AGREEMENT..................    19

ARTICLE VIII        TRANSFER AND ASSIGNMENT OF INTERESTS................    20

         8.1        TRANSFER AND ASSIGNMENT OF INTERESTS................    20

         8.2        OPTIMUMCARE BUY-OUT OF CARE SOURCE..................    20

ARTICLE IX          DISSOLUTION AND WINDING UP..........................    21

         9.1        CONDITIONS OF DISSOLUTION...........................    21

         9.2        STATEMENT OF INTENT TO DISSOLVE.....................    22

         9.3        WINDING UP..........................................    22
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                                      iii
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         9.4        ORDER OF PAYMENT OF LIABILITIES UPON
                    DISSOLUTION.........................................    22

         9.5        COMPLIANCE WITH REGULATIONS.........................    22

         9.6        LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION.........    23

ARTICLE X           INDEMNIFICATION.....................................    23

         10.1       INDEMNIFICATION OF MEMBERS AND MANAGERS.............    23

         10.2       UNDERTAKINGS FOR INDEMNIFICATION....................    23

         10.3       REQUIRED TO BE GENERAL OBLIGATION...................    23

         10.4       ADVANCEMENT OF EXPENSES.............................    24

         10.5       INDEMNIFICATION OF OTHERS...........................    24

         10.6       STANDARDS OF CONDUCT FOR INDEMNIFICATION............    24

         10.7       PROCEDURES TO DETERMINE INDEMNIFICATION.............    24

         10.8       INSURANCE FOR INDEMNIFICATION.......................    24

ARTICLE XI          MISCELLANEOUS.......................................    25

         11.1       COMPLETE AGREEMENT..................................    25

         11.2       BINDING EFFECT......................................    25

         11.3       NO THIRD PARTY BENEFICIARY..........................    25

         11.4       GENDER AND NUMBER IN NOUNS AND PRONOUNS.............    25

         11.5       EXHIBITS............................................    25

         11.6       SEVERABILITY........................................    26

         11.7       ADDITIONAL DOCUMENTS AND ACTS.......................    26

         11.8       NOTICES.............................................    26

         11.9       AMENDMENTS..........................................    26
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
EXHIBIT A           CAPITAL CONTRIBUTION OF MEMBERS AS OF
                    April 19, 1996......................................    28

SCHEDULE 1          FACILITIES CONTRACTS................................    29

EXHIBIT B           ALLOCATION OF NET PROFITS AND NET LOSSES............    30

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
EXHIBIT C-1         OPTIMUMCARE ACTIVITIES NOT SUBJECT TO
                    SECTION 8.C . . . . . . . . . . . . . . . . .   33

EXHIBIT C-2         OPTIMUMCARE ACTIVITIES NOT SUBJECT TO
                    SECTION 8.3(C). . . . . . . . . . . . . . . .   34

                               OPERATING AGREEMENT
                                       FOR
                            OPTIMUM CARE SOURCE, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                     RECITAL

                  This Operating Agreement governs the relationship among Members of Company and between Company and the Members, both as defined herein, pursuant to the Act and the Articles, as defined herein, as either may be amended from time to time. In consideration of their mutual promises, covenants, and agreements, the parties hereto do hereby promise, covenant, and agree as follows:

                                    ARTICLE I

                              INTRODUCTORY MATTERS

1.1               FORMATION OF LIMITED LIABILITY COMPANY

                  Pursuant to the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 et seq., as the same may be amended from time to time (the "Act"), OPTIMUMCARE CORPORATION, a Delaware corporation ("OptimumCare"), and PROFESSIONAL CARE SOURCE, INC., a California corporation ("Care Source"), have formed a California limited liability company under the Act, effective the date of the filing of the Articles of Organization ("Articles") for Optimum Care Source, LLC, a California limited liability company ("Company"). The business of Company shall be conducted under such name until such time as all the Members shall hereafter designate otherwise and file amendments to the Articles in accordance with applicable law.

1.2               REGULATION OF INTERNAL AFFAIRS BY OPERATING AGREEMENT

                  Consistent with the Articles and the Act, the internal affairs of Company shall be regulated by the Agreement as it shall be amended by the Members from time to time.

1.3               LAWS GOVERNING OPERATING AGREEMENT

                  The Agreement is subject to, and governed by, the mandatory provisions of the Act and the Articles filed with the Secretary of State of the State of California, as both may be amended from time to time. In the event of a direct conflict between the provisions of the Agreement and the mandatory provisions of the Act or the provisions of the Articles, such provisions of the Act or the Articles, as the case may be, will be controlling.

1.4               TERM OF OPERATING AGREEMENT

                  The term of the Agreement shall be co-terminus with the period of duration of Company provided in the Articles unless Company is earlier terminated upon its voluntary or involuntary dissolution or as otherwise provided herein.

1.5               USE OF FULL LEGAL NAME REQUIRED

                  The denomination "LLC" shall always appear as part of the name of Company on all correspondence, stationery, checks, invoices and any and all documents and papers executed by Company and as otherwise required by the Act.

1.6               NO INDIVIDUAL AUTHORITY FOR A MEMBER

                  No Member that is not a Manager, acting alone, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of any other Member of Company.

1.7               REQUIRED MAINTENANCE OF REGISTERED OFFICE IN CALIFORNIA

                  Company shall continuously maintain a registered office in the State of California and a registered agent whose business office is identical with the registered office in the State of California as required by the Act. The Members may identify other places of business of Company within or without the State of California, appoint agents for service of process and make filings as may be required or desirable under the laws of such other places.

1.8               FILING OF FICTITIOUS BUSINESS NAME STATEMENT

                  The Managers shall file or cause to be filed such fictitious business name statements as may be required or desirable under the laws of the State of California or under the laws of such places outside the State of California in which it holds assets or conducts business activities.

1.9               PURPOSE OF COMPANY.

                  The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the consent of the Members, the Company shall not engage in any business other than the following:

                  A. the business of providing management and other administrative services to behavioral health care and counseling practices and clinics (the "Services") at skilled nursing and other similar bed and board health care facilities (the "Facilities") in California; and

                  B. such other activities directly related to the foregoing business as may be necessary, advisable, or appropriate, in the reasonable opinion of the Managers to further the foregoing business.

1.10              OTHER FORMATION MATTERS

                  A. MAINTENANCE OF COMPANY MINUTE BOOK. The Members hereby authorize the maintenance of a Company Minute Book to include the Articles, the Agreement and any amendments thereto and the minutes of meetings (or consents in lieu of meetings) of Members and Managers and other important documents of Company.

                  B. ESTABLISHMENT OF BANK ACCOUNTS. The Members hereby authorize the establishment of one or more depository accounts for the funds of Company and designate the Managers to draw against such accounts on behalf of Company.

                  C. REIMBURSEMENT OF EXPENSES OF ORGANIZATION. The Members hereby authorize Company to pay its expenses of organization and to reimburse any person or entity advancing funds for this purpose.

1.11              DEFINITIONS OF GENERAL TERMS

                  The terms used in the Agreement with their initial letters capitalized, shall, unless the context otherwise requires, have the meanings specified in this Paragraph 1.13 or, if not defined in this Paragraph 1.13, elsewhere in the Agreement. When used in the Agreement, the following terms shall have the meanings set forth below:

                  "AFFILIATE" shall mean any individual, partnership, corporation, trust, or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Members. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation the right to exercise, directly or indirectly, more than 50 percent of the voting rights attributable to the controlled corporation, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

                  "AGREEMENT" shall mean this Operating Agreement, as originally executed and as amended from time to time, and shall refer to the Agreement as a whole, unless the context otherwise requires.

                  "BANKRUPTCY" shall mean, and a Member shall be deemed a "Bankrupt Member" upon (i) the entry of a decree or order for relief against the Member by a court of competent jurisdiction in any involuntary case brought against the Member under any bankruptcy, insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for the Member or for any substantial part of its assets or property; (iii) the ordering of the winding up or liquidation of the Member's affairs; (iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains not dismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Member of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect; (vi) the consent by the Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for the Member or for any substantial part of its assets or property; or (vii) the making by a Member of any general assignment for the benefit of its creditors.

                  "CAPITAL ACCOUNT" shall mean the account maintained for each Member in accordance with Section 4.1 hereof.

                  "CAPITAL CONTRIBUTION" shall mean the amount of cash or other property contributed by a Member to the capital of Company pursuant to Article II hereof.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

                  "DISSOLUTION EVENT" for Company means with respect to any Member one or more of the following: the bankruptcy, dissolution or occurrence of any other event which terminates the continued membership of any Member unless the other remaining Members consent to continue the business of Company.

                  "INTEREST" in Company shall mean the entire ownership interest of a Member in Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in the Agreement and under the Act, together with the obligations of such Member to comply with all terms and provisions of the Agreement.

                  "MANAGERS" shall be persons who are appointed as such under the Agreement.

                  "MASTER JOINT VENTURE AGREEMENT" means that certain Agreement between OptimumCare and Care Source of even date herewith.

                  "MEMBERS" shall mean OptimumCare and Care Source, which shall be the initial signatories to the Agreement, and any Person admitted to such status thereafter.

                  "NET PROFIT OR NET LOSS" shall mean the taxable income or loss, respectively, of Company for any year as computed for federal income tax purposes, but determined without regard to any item of income or expense that is specially allocated pursuant to Section 5.2(B), and determined with the following adjustments:

                  (a) Income that is excludible from gross income for income tax purposes shall be included in determining Net Profit or Net Loss;

                  (b) Expenditures that are not deductible for income tax purposes and that may not be properly capitalized for income tax purposes, as well as expenditures that are described in Section 705(a)(2)(b) of the Code or that are treated as expenditures described in that Section pursuant to Section 1.704(b)(2)(iv)(i) of the Treasury Regulations shall be included in determining Net Profit or Net Loss; and

                  (c) If any Company property is reflected in the Capital Accounts of the Partners at a value that differs from Company's adjusted tax basis in such property, whether as a result of the contribution of property, a revaluation of Company property pursuant to Section 4.1(B) or otherwise, items of income, gain, loss, depreciation and other deductions respecting such property shall be determined in a manner consistent with Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

                  "PERCENTAGE INTEREST" shall mean the interest of a Member in the profits or capital of Company, expressed as a percentage of the interests in profits or capital of all Members, as set forth in Exhibit "A" hereto, as such percentage may be adjusted from time to time pursuant to the terms of the Agreement.

                  "PERSON" includes individuals, general partnerships, limited partnerships, other limited liability companies, corporations, trusts, estates, real estate investment trusts and any other association.

                  "TREASURY REGULATIONS" shall mean the regulations promulgated by the U.S. Department of the Treasury and codified at Title 26 of the Code of Federal Regulations.

                                   ARTICLE II

         MEMBERS, CAPITAL CONTRIBUTIONS AND WITHDRAWALS, LIMITATIONS ON
                   LIABILITIES AND RESPONSIBILITIES OF MEMBERS

2.1               INITIAL MEMBERS AND INITIAL CAPITAL CONTRIBUTIONS

                  Members, their respective addresses, the amount of their respective initial Capital Contributions and their respective Percentage Interests in Company are set forth on Exhibits "A" and "B" as the same may be amended from time to time.

2.2               ADDITIONAL CAPITAL CONTRIBUTIONS

                  In the event the Managers determine by unanimous vote that additional capital is necessary for the proper operation of the Company, then the Managers may make a call upon each of Care Source and OptimumCare for an additional capital contribution to the Company by giving written notice to each of them (a "Capital Call"). Additional capital contributions shall be made in accordance with each party's ownership interest in the Company. In the event that Care Source fails to make an additional capital contribution within thirty
(30) days of a Capital Call, OptimumCare may, in its sole and absolute discretion, either (A) make an additional capital contribution to the Company, or (B) loan to the Company the funds which would otherwise be payable by Care Source, and such loan shall bear interest at the greater of (i) the prime rate (as published in the Wall Street Journal, West Coast Edition, on the date of the Capital Call, or if such date is not a business day, on the next succeeding business day) plus two percent (2%) or (ii) the then current borrowing rate available to OptimumCare on an unsecured basis, and shall be secured by the assets of the Company, and OptimumCare shall be entitled to receive repayment on any such loan prior to any cash distributions to the parties. In the event a Member makes an additional Capital Contribution pursuant to this Section 2.2, the Percentage Interest of all Members shall be adjusted to the extent necessary to reflect such additional Capital Contribution(s). Any such adjustment of a Member's Percentage Interest shall be reflected in an amendment to Exhibit A.

2.3               LIMITATIONS ON WITHDRAWALS OF CAPITAL CONTRIBUTION

                  No Member shall have the right to withdraw its Capital Contributions or to demand and receive property of Company or any distribution in return for his Capital Contributions, except as may be specifically provided in the Agreement or required by law.

2.4               ADMISSION OF ADDITIONAL MEMBER

                  The following are the conditions of admission of any additional Members: (i) the Members may admit to Company additional Member(s) who will participate in the profits, losses, available cash flow, and ownership of the assets of Company on such terms as are determined by all of the Members;
(ii) admission of any such additional Member(s) shall require the written consent of all the Members then having any Interest in Company; and (iii) admission of such additional Member(s) may result in a dilution of the Interests of the then Members.

2.5               LIMITATION ON LIABILITY OF MEMBERS AND MANAGERS

                  No Member or Manager shall be liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of Company, except as provided by law.

                                   ARTICLE III
                                   MANAGEMENT

3.1               MANAGEMENT OF COMPANY

                  All powers of Company shall be exercised by or under the authority of, and the business and affairs of Company shall be managed under the direction of a five (5) person committee of Managers (the "Management Committee"). Three (3) Managers shall be appointed by OptimumCare and two (2) Managers shall be appointed by Care Source. Each Manager shall be appointed at each annual Members' meeting (as described below and shall serve for a term expiring at the later of (i) the following annual Members' meeting, (ii) the date on which a successor is appointed, or (iii) the date on which he/she resigns or becomes disabled and unable to serve. A Manager whose term has expired shall continue to serve until a successor is appointed by the appropriate member. Any Manager elected to fill a vacancy shall serve as a Manager until a successor is elected and qualifies. The Management Committee, by majority vote, shall designate persons from among the Managers to act as President, Secretary and Treasurer of the Company (the "Officers"), and the Officers shall oversee the day to day operations of the Company. A Member, unless also appointed (or hired) as a Manager, Officer or other employee, shall not participate in the day to day operation of the business affairs of Company and if so appointed (or hired), shall participate only within the scope of authority of such position as defined in the Agreement or elsewhere.

3.2               SPECIFIC DUTIES OF MANAGERS

                  A. MANAGERS TO DETERMINE TIME AND PLACE OF ANNUAL MEETINGS OF MEMBERS. The annual meeting of the Members shall be held each year at such a place as the Managers may determine as provided in Section 3.4.

                  B. MANAGERS TO SAFEKEEP FUNDS OF COMPANY. The Managers shall have fiduciary responsibility for the safekeeping and use of all funds and assets of Company, whether or not in their immediate possession or control. The funds of Company shall not be commingled with the funds of any other person and the Managers shall not employ, or permit any other person to employ, such funds in any manner except for the benefit of Company. The bank accounts of Company shall be maintained in such banking institutions as are approved by the Managers and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in the Agreement on such signature or signatures as the Managers may determine.

                  C. MANAGERS TO HIRE EMPLOYEE FOR RECORD KEEPING. The Managers shall employ a competent person to be an employee of Company who shall be responsible for: authenticating the records of Company, including keeping correct and complete books of account which show accurately at all times the financial condition of Company, safeguarding all funds, notes, securities, and other valuables which may from time to time come into possession of Company, depositing all funds of Company with such depositories as the Managers shall designate. Such employee shall have such other duties as the Managers may from time to time prescribe, but under no circumstance shall such employee have any of the rights, powers, responsibilities or duties of a Manager or Member of Company as prescribed herein or by law.

3.3               POWERS OF MANAGERS

                  A. POWERS OF MANAGERS. The Managers shall have all necessary powers to carry out the purposes, business and objectives of Company, including, but not limited to, the right to enter into and carry out contracts of all kinds; to employ employees, agents, consultants and advisors on behalf of Company; to lend or borrow money and to issue evidences of indebtedness; to bring and defend actions in law or at equity; to buy, own, manage, sell, lease, mortgage, pledge or otherwise acquire or dispose of Company property. Decisions of the Management Committee shall be made by majority vote except as otherwise set forth in this Agreement. The Managers may deal with any related person, firm or corporation on terms and conditions that would be available from an independent responsible third party that is willing to perform. Each Manager shall have the authority to sign agreements and other documents on behalf of Company without joinder of any other Manager provided that if the Manager is appointed as an Officer he/she shall act within the customary scope of the authority of the office, unless he, she or it obtains the consent of the other Managers.

                  B. LIMITATIONS ON POWER OF MANAGERS. Notwithstanding the provisions of Section 3.3 A., the Managers shall not have authority hereunder to cause Company to engage in the following transactions without the unanimous consent of the Members:

                           (i) The sale, exchange or other disposition of all or
substantially all of Company's assets occurring as part of a single transaction or plan;

                           (ii) The merger of Company with any other limited
liability company or limited partnership;

                           (iii) Amendment of the Agreement; or

                           (iv) Admission of any additional Members.

                  C. MANAGERS AS AGENTS OF COMPANY. Every Manager is an agent of Company for the purpose of its business, and the act of every Manager, including the execution in name of Company of any instrument for apparently carrying on in the usual way the business of Company, binds Company, unless such act is in contravention of the Articles or the Agreement or unless the Manager so acting otherwise lacks the authority to act for Company and the person with whom he, she or it is dealing has knowledge of the fact that he, she or it has no such authority.

3.4               ANNUAL MEETINGS OF MEMBERS

                  The Members shall appoint Managers and transact any other business that may properly come before the meeting at the annual meeting. The annual meeting of Members shall be held at such date, time and place within the State of California as the Managers may fix from time to time.

3.5               SPECIAL MEETINGS OF MEMBERS

                  Special meetings of the Members for any purpose or purposes, unless otherwise prescribed by the Act or by the Articles, may be called by any Manager or upon written demand of either Member, on any issue proposed to be considered. Special meetings of Members for any purpose other than the election of Managers may be held at such date, time and place within or without the State of California as shall be stated in the notice of the meeting or in a duly executed and delivered waiver of notice.

3.6               NOTICES, VOTING AND PROCEDURES AT MEETINGS

                  A. REQUIRED NOTIFICATION OF MEETINGS OF MEMBERS. The Managers or any Member shall deliver or mail written notice stating the date, time, and place of any meeting of Members and, in the case of a special meeting of Members or when otherwise required by law, a description of the purposes for which the meeting is called, to each Member of record entitled to vote at the meeting, at such address as appears in the records of Company, such notice to be mailed at least ten, but not more than sixty, days before the date and time of the meeting. A Member may waive notice of any meeting, before or after the date of the meeting, by delivering a signed waiver to Company for inclusion in the minutes of Company. A Member's attendance at any meeting, in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

                  B. RELATIVE WEIGHT OF VOTES OF MEMBERS AT MEETING. At any meeting of Members, each Member entitled to vote shall have a number of votes equal to the product of (i) its Percentage Interest as set forth on Exhibit "A" hereto, as the same may be amended from time to time, times (ii) one-tenth. At any meeting of Members, presence of a majority of voting power of the Members constitutes a quorum. Action on a matter is approved if it receives approval by a majority of voting power of the Members present and entitled to vote on a matter, except as set forth in Section 3.3.B, above. Upon the occurrence of a Dissolution Event (as defined herein), a Former Member shall not be entitled to any vote in determining, whether Company shall purchase the interest of such Former Member as permitted in Paragraph 7.2 hereof.

                  C. TELEPHONIC PARTICIPATION BY MEMBER AT MEETING. Any or all Members may participate in any annual or special Members' meeting by, or through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member so participating is deemed to be present in person at the meeting.

                  D. CONSENT BY MEMBERS IN LIEU OF MEETING. Any action required or permitted to be taken at a Members' meeting may be taken without a meeting if the action is taken by all of the Members entitled to vote on the action. The action must be evidenced by one or more written consents describing the action to be taken, signed by all the Members entitled to vote on the action, and delivered to Company for inclusion in the minutes. The record date for determining Members entitled to take action with a meeting is the first date a Member signs the consent to such action.

3.7               TRANSACTIONS BETWEEN THE COMPANY AND THE MANAGER

                  Notwithstanding that it may constitute a conflict of interest, a Manager may, and may cause its Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Company so long as:
(1) such transaction is not expressly prohibited by this Agreement or the Act;
(2) the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the

Company and are at least as favorable to the Company as those terms and conditions generally available from Persons capable of similarly performing them in similar transactions between parties operating at arm's length; and (3) a majority of the Managers having no interest in such transaction affirmatively vote or consent in writing to approve the transaction, after full disclosure to all Managers.

3.8               PAYMENTS TO MANAGER

                  Except as specified in this Agreement, neither the Manager nor any Affiliate of the Manager is entitled to remuneration for services rendered or goods provided to the Company.

3.9               LIMITED LIABILITY

                  No Manager shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager of the Company.

3.10              OFFICERS OF COMPANY

                  Each officer shall hold office for the term for which he/she is appointed until his/her successor has been elected. The officers shall exercise such powers and perform such duties as specified in the Agreement and as shall be determined from time to time by the Managers. Any officer appointed by the Managers may be removed at any time by the unanimous agreement of all Managers. An officer may not be removed as an Officer unless and until he or she is removed as a Manager or his or her term as Manager expires. Any vacancy occurring in any office of Company shall be filled by a majority vote of the Managers, provided that only a person who is a Manager may be appointed as an Officer.

                                                    ARTICLE IV
                                                 CAPITAL ACCOUNTS

4.1               CAPITAL ACCOUNT FOR EACH MEMBER

                  Company shall establish and maintain a Capital Account for each Member in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Treasury Regulations, or any lawful successor thereto, as the same may be amended from time to time.

                  A. By way of explanation and without limiting the generality of or contradicting the foregoing, each Member's Capital Account:

                           (i) Shall be increased by:

                                       (a) The amount of money and the fair
market value of property (net of liabilities secured by such property that Company is considered to assume or take subject to under Section 752 of the
Code) contributed by the Member to Company capital;

                                       (b) The amount of Company liabilities
assumed by the Member (exclusive of the Member's share of Company liabilities determined under Section 752 of the Code and of any liabilities referred to in clause (b)(1) of this Section 4.1(A)); and

                                       (c) Allocations to the Member of Net
Profit (or items of income or gain allocated pursuant to Section 5.2 hereof);
and

                           (ii) Shall be decreased by:

                                       (a) The amount of money and the fair
market value of property (net of liabilities secured by such property that the Member is considered to assume or take subject to) distributed to the Member by Company;

                                       (b) The amount of the Member's
liabilities that are assumed by Company (exclusive of any liabilities referred to in clause (a)(1) of this Section 4.1(A)); and

                                       (c) Allocations to the Member of Net Loss
(or items of loss or expense allocated pursuant to Section 5.2 hereof).

                  B. In addition, Company shall observe the following principles in maintaining the Members' respective Capital Accounts, to the extent not inconsistent with Section 1.704-1(b)(2)(iv) of the Treasury Regulations:

                           (i) Immediately prior to the distribution of Company
property to a Member, the unrealized gain or unrealized loss that would have been realized had the property been sold at fair market value in a taxable transaction shall be allocated among the Members as though there had been a taxable transaction and otherwise in accordance with Section 1.704-1(b)(2)(iv)(e) of the Treasury Regulations: and

                           (ii) If there is a contribution to Company capital by
a new or existing Member or there is a distribution from Company capital to a Member (other than a de minimis amount in either case) in exchange for an interest in Company, then, to the extent and in the manner determined by the
Managers: (i) all Company property shall be restated on the books of Company at the current fair market value of such property; and (ii) the unrealized gain or loss that would have been realized had the property been sold at fair market value in a taxable transaction shall be allocated among the Members as though there had been a taxable transaction, and otherwise in accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

                           (iii) In the event of an adjustment to the tax basis
of Company property pursuant to Section 754 of the Code, the Capital Accounts of the Members shall be adjusted only in the manner specified in Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations.

4.2               INTEREST ON CAPITAL

                  No interest shall accrue or be paid to any Member with respect to its Capital Account, nor shall any Member have the right to demand or receive cash or other property in satisfaction of its Capital Account except to the extent otherwise expressly provided herein.

4.3               POWER TO MODIFY CAPITAL ACCOUNTS TO COMPLY WITH
                  TREASURY REGULATIONS

                  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent therewith. In the event the Managers determine that it is necessary to modify the manner in which the Capital Accounts are adjusted in order either to comply with the Treasury Regulations or to accommodate an unanticipated event in accordance with the Treasury Regulations, the Managers shall have authority to make such modifications.

                                    ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

5.1               DISTRIBUTIONS

                  Except as otherwise provided in Article IX with respect to the liquidation of Company, after all current debts and obligations of Company have been paid or otherwise provided for, and a reasonable reserve for normal operating expenses and working capital has been set aside by the Members or the Managers, Company shall distribute the remaining cash, determined in their sole and absolute discretion, to and among the Members, but only in proportion to and to the extent of the positive balances of their respective Capital Accounts. Notwithstanding the foregoing, however, Company shall make no distributions if, after giving effect to such distribution, the assets of Company are in excess of the liabilities of Company (other than liabilities to Members on account of their Capital Accounts). Members shall be liable for the return to Company of any distributions made to them pursuant to this Section 5.1 to the extent provided by California law.

5.2               ALLOCATIONS OF NET PROFIT AND NET LOSS

                  A. Except as is otherwise provided in the second and third sentences of this Section 5.2(A) and Section 5.2(B), the Net Profit or Net Loss for any year shall be allocated to and among the Members in proportion to their respective Percentage Interests. Notwithstanding the foregoing, however, no Net Loss shall be allocated to a Member to the extent that such allocation would create or increase a deficit balance in the Capital Account of that Member (determined after the adjustments specified in paragraphs (4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations) and to the extent that such Net Loss may be allocated to other Members without creating or increasing a deficit balance in the Capital Accounts of such Members (determined after the adjustments specified in paragraphs (4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations). Any such Net Loss that is not allocated to a Member due to the application of the second sentence of this
Section 5.2(A) shall be allocated among such Members with positive Capital Account balances in proportion to their respective Percentage Interests, but only to the extent that such allocation does not create or increase a deficit balance in the Capital Account of such Members (determined after the adjustments specified in paragraphs (4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations).

                  B. Notwithstanding Section 5.2(A), the following provisions, in the following order or priority, shall control the allocation of items of Company income and expense to the extent applicable:

                           First, if there is a net increase in the minimum gain
of Company (determined in accordance with Section 1.704-2(d) and related provisions of the Treasury Regulations), Company shall allocate items of expense to all Members in proportion to their respective Percentage Interests in the manner, in the form and in the amounts specified in Section 1.704-2(c) of the Treasury Regulations.

                           Second, if there is a net increase in the "partner
nonrecourse debt minimum gain" of Company (as the quoted term is determined in accordance with Section 1.704-2(i) and related provisions of the Treasury Regulations), Company shall allocate items of expense to the Members who bear the economic risk of loss for such debt in the proportions that they bear such economic risk of loss, and otherwise in the manner, in the form and in the amounts specified in Section 1.704-2(i) of the Treasury Regulations.

                           Third, if there is a net decrease in Company minimum
gain for a taxable year (determined in accordance with Section 1.704-2(f) and related provisions of the Treasury Regulations), the Members shall be allocated items of income or gain in the amount and in the proportions specified in
Section 1.704-2(f) of the Treasury Regulations.

                           Fourth, if there is a net decrease in "partner
nonrecourse minimum gain" for a taxable year (as the quoted term is determined in accordance with Section 1.704-2(i) and related provisions of the Treasury Regulations), the Members shall be allocated items of income or gain in the amount and in the proportions specified in Section 1.704-2(i) of the Treasury Regulations.

                           Fifth, to the extent an allocation of an item of
expense (other than an expense referred to in paragraphs First or Second of this Section 5.2(B)) would create or increase a deficit balance in the Capital Account of any Member (determined after the adjustments specified in paragraphs
(4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations) in excess of that Member's share of "minimum gain" (determined in accordance with Section 1.704-2(g) of the Treasury Regulations), but may be allocated to one or more other Members without creating or increasing a deficit balance in the Capital Accounts of such other Member (determined after the adjustments specified in paragraphs (4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations) then such item of expense shall be allocated to such other Members in proportion to their respective Percentage Interests, but only to the extent that such allocation does not create or increase a deficit balance in the Capital Account of any such Member (determined after the adjustments specified in paragraphs (4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations).

                           Sixth, if the second or third sentences of Section
5.2(A) or the Fifth paragraph of this Section 5.2(B) result in the allocation of Net Profit or Net Loss or item of expense in any year that is different than the results that would have obtained under Section 5.2(A) alone, then Net Profit or Net Loss (or item of income, gain, loss or expense) shall be allocated in subsequent years, to the extent possible without once again causing the application of such second or third sentences of Section 5.2(A) or the Fifth paragraph of this Section 5.2(B), so that the net sum of all allocations of Net Profit, Net Loss and items of income, gain, loss or expense to each Member since the beginning of Company equal the results that would have been obtained under
Section 5.2(A) alone.

5.3               TAXABLE INCOME AND LOSS

                  Except as is otherwise provided in this Section 5.3, the taxable income or loss of Company for any taxable year, together with each item of income, gain, loss, deduction or credit that is separately stated for income tax purposes, shall be allocated to and among the Members in the same proportions that Net Profit or Net Loss, increased or decreased by items of income, gain, loss or expense that are separately allocated pursuant to Section 5.2(B) hereof, are allocated for such year. Notwithstanding the foregoing, in the event Company property is reflected in the Members' Capital Accounts at a value that differs from Company's adjusted tax basis for the property, whether as a result of the contribution of property, a revaluation of Company property pursuant to Section 4.1(B) or otherwise, gain, loss and expense derived from the property for purposes of determining taxable income or loss shall be allocated to and among the Members in a manner consistent with the requirements of Section 704(c) of the Code and the Treasury Regulations thereunder, notwithstanding any other provision of this Agreement. Unless the Managers otherwise determine in their sole discretion, Company shall use the method identified as the "traditional method" in the Treasury Regulations for complying with the principles of Section 704(c).

5.4               ALLOCATION UPON SALE OR EXCHANGE OF MEMBER INTEREST OR
                  WITHDRAWAL OF A MEMBER

                  In the event of a sale or exchange of an Interest in Company or the withdrawal of a Member (to the extent permitted by the terms of this Agreement), Net Profit or Net Loss (and any separately allocated items of income, gain, loss or expense under Section 5.2(B)) shall be allocated between the transferor and transferee Members to the withdrawing Member, as the case may be, either by making an interim closing of the Company books or by making a per diem allocation, as the Managers may determine in their sole discretion, except as is otherwise required by Section 706 of the Code.

                                   ARTICLE VI

                    ACCOUNTING, RECORDS, REPORTING BY MEMBERS

6.1               ACCOUNTING DECISIONS AND RELIANCE ON OTHERS

                  All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managers. The Members or the Managers may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

6.2               RECORDS AND ACCOUNTING MAINTAINED

                  The books and records of Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of Company shall reflect all Company transactions and shall be appropriate and adequate for Company's business. The fiscal year of Company for financial reporting and for federal income tax purposes shall be the calendar year.

6.3               ACCESS FOR MEMBERS TO ACCOUNTING RECORDS

                  All books and records of Company shall be maintained at any office of Company or at Company's principal place of business, and each Member, and its duly authorized representative, shall have access to them at such office of Company and the right to inspect and copy them at reasonable times.

6.4               ANNUAL TAX INFORMATION FOR MEMBERS

                  Company shall use its best efforts to deliver to each Member within 90 days after the end of each fiscal year all information necessary for the preparation of such Member's federal income tax return. Company shall also use its best efforts to prepare, within 120 days after the end of each fiscal year, a financial report of Company for such fiscal year, containing a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of cash flows, and a statement of reconciliation of the Capital Accounts of Members.

6.5               TAX MATTERS FOR COMPANY HANDLED BY MANAGERS

                  One of the Managers shall be designated as "Tax Matters Partner" (as defined in Code Section 6231), to represent Company (at Company's expense) in connection with all examinations of Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend Company funds for professional services and costs associated therewith. In its capacity as "Tax Matters Partner", the designated Manager shall oversee Company tax affairs in the overall best interests of Company.

6.6               FEDERAL INCOME TAX ELECTIONS MADE BY MANAGERS

                  The Managers on behalf of Company may make all elections for federal income tax purposes, including but not limited to, the following:

                  A. USE OF ACCELERATED DEPRECIATION METHODS. To the extent permitted by applicable law and regulations, Company may elect to use an accelerated depreciation method on any depreciable unit of the assets of Company.

                  B. ADJUSTMENT OF BASIS OF ASSETS. In case of a transfer of all or part of the Interest of any Member, Company may elect, pursuant to Code Sections 734, 743, and 754 of the

Code, as amended (or corresponding provisions of future law) to adjust the basis of the assets of Company.

                  C. ACCOUNTING METHOD. For financial reporting purposes, the books and records of Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all transactions of Company and be appropriate and adequate for the purposes of Company.

6.7               OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS

                  The Members are aware of the income tax consequences of the allocations made by Articles V and VI and hereby agree to be bound by the provisions of this Paragraph 6.7 in reporting their shares of Company income and loss for income tax purposes.

                                   ARTICLE VII

                       CONSEQUENCES OF DEATH, DISSOLUTION,
                       RETIREMENT OR BANKRUPTCY OF MEMBER

7.1               UNANIMOUS CONSENT TO CONTINUE BUSINESS OF COMPANY

                  Upon the occurrence of any Dissolution Event, Company shall dissolve unless the remaining Members agree to the continuation of the business of Company. If the Member whose actions or conduct result in the Dissolution Event ("Former Member") or such Former Member's trustees or heirs, rightfully demands the return of its Capital Account by a written notice to the remaining Members, Company (with unanimous consent in writing of the remaining Members) may, within six (6) months following such written notice, purchase the Former Member's Interest as provided in Paragraph 7.2 to avoid dissolution of Company.

7.2               PURCHASE OF MEMBER'S INTEREST

                  Upon the occurrence of any Dissolution Event and the agreement of the remaining Members to continue the business of Company, and if applicable, the rightful demand for the return of its Capital Account by the Former Member or such Former Member's trustee or heirs, or upon the inheritance or transfer by operation of law to any Person, the remaining Members ("Remaining Affiliated Members") shall have an option to purchase such Membership Interest. Within ninety (90) days of the agreement or within ninety (90) days of the receipt of the rightful demand for the return of its Capital Account by the Former Member or by such Former Member's trustee or heirs, or within ninety (90) days of the inheritance or transfer by operation of law to a person, the Remaining Affiliated Members shall notify the Managers in writing of their desires to purchase a portion of the Former Member's Interest.

7.3               VALUATION OF INTEREST OF MEMBER

                  The Former Member's Interest shall be valued according to its Capital Account for federal income tax purposes, provided, however, if the Former Member or such Former Member's trustee or heirs or the Remaining Affiliated Members electing to purchase or Company if it elects to purchase, deems the Capital Account to vary from fair market value by more than ten percent (10%), such Person shall be entitled to require an appraisal. In such event, the value of the Former Member's Interest shall equal the fair market value of the Interest as determined by agreement within ninety (90) days after the notice to the remaining Member or, in case of a failure to agree within such ninety (90) day period, as determined by three appraisers, one selected by the Former Member or such Former Member's trustee(s) or heir(s), one selected by the remaining Member or Members or Company, as the case may be, and one selected by the two appraisers so named. The fair market value of the Former Member's interest in Company shall be the average of the two appraisals closest in amount to each other. In the event the fair market value is determined to be within ten percent (10%) of the Capital Account, the party requesting such appraisal shall pay all expenses of the same otherwise incurred by the parties offering to enter into the transaction at the Capital Account valuation, and otherwise the expenses shall be paid by Company.

7.4               PAYMENT OF PURCHASE PRICE

                  The purchase price shall be paid by Company or the Remaining Affiliated Member, as the case may be, either: (i) in ten (10) equal annual installments of principal together with interest, commencing to accrue from the date of closing, at the then current Applicable Federal Rate (the "AFR") under
Section 1274(d) of the Code for the month in which the first payment is made (or a rate per annum equal to what the AFR would be for such month under IRC Section 1274(d) of the Code if the AFR is no longer published) to fully amortize such purchase price over such ten (10) payments with the first payment being due and payable 60 days after the determination of the fair market value of the Former Member's Interest in Company, or (ii) within 60 days after the determination of the fair market value of the Former Member's Interest in Company, as Company or the Remaining Affiliated Members, as the case may be, may elect in their sole discretion.

7.5               PURCHASE TERMS VARIED BY AGREEMENT

                  Nothing contained herein is intended to prohibit Members from agreeing upon terms and conditions for the purchase by Company or any Member of the Interest of any Member in Company desiring to retire, withdraw or resign, in whole or in part, as a Member (on such terms and conditions as may be agreed upon by the selling Member and Company or the remaining Member as the case may
be), nor is anything herein intended to limit or otherwise affect the ability of a Member to demand a return of its contribution to Company as provided in the Act.

                                  ARTICLE VIII
                      TRANSFER AND ASSIGNMENT OF INTERESTS

8.1               TRANSFER AND ASSIGNMENT OF INTERESTS

                  No Member shall be entitled to assign, convey, sell, encumber or in any way alienate all or any part of its Interest in Company and as a Member except as provided in this Agreement or with the prior written consent of the other Members, which consent may be given or withheld as the other Members may determine in their sole discretion.

8.2               OPTIMUMCARE BUY-OUT OF CARE SOURCE.

                  A. MANDATORY BUY-OUT IN 5TH YEAR. After the fifth (5th) anniversary of the filing of the Articles, but before the sixth (6th) anniversary of the filing of the Articles, OptimumCare shall purchase all of Care Source's interest in the Company (the "Mandatory Buy-Out") for the price and on the terms set forth in paragraph D below.

                  B. 4TH YEAR BUY-OUT. At any time following the fourth (4th) anniversary of the filing of the Articles, but no later than the fifth (5th) anniversary of the filing of the Articles, the parties shall have the following rights (the "4th Year Options"):

                           (i) OptimumCare may purchase all of Care Source's
interest in the Company at the price and on the terms described in paragraph D below; and

                           (ii) Care Source may request that OptimumCare
purchase all of Care Source's interest in the Company, in which case, OptimumCare shall be obligated to purchase all of Care Source's interest in the Company within one hundred eighty (180) days of delivery of Care Source's request at the price and on the terms set forth in paragraph D below.

                  The 4th Year Options may be exercised only by giving written notice to the other party, which notice shall specify the date upon which the purchase of Care Source's interest shall occur.

                  C. CHANGE OF CONTROL. In the event that there is any single sale, transfer, assignment, or other disposition, or any series (whether or not related) of sales, transfers, assignments or other dispositions of any of the issued and outstanding capital stock of OptimumCare which results in changing the "ownership" or "control" of OptimumCare, OptimumCare shall, as soon as practicable but in no event later than the effective date of such change, give written notice thereof to Care Source and within thirty
(30) days of delivery of such notice, Care Source may request that OptimumCare or its successor in interest purchase all of Care Source's interest in the Company, in which case, OptimumCare (or its successor in interest) shall be obligated to purchase all of Care Source's interest in the Company (a "Change of Control Buy-Out") within one hundred eighty (180) days of Care Source's request at the price and on the terms set forth in paragraph d below. "Control" means possession, direct or indirect, of the power to elect or designate more than fifty percent (50%) of the governing board, or to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, as a general partner, by contract, or otherwise. "Ownership" means the possession, direct or indirect, of more than fifty percent (50%) of the beneficial ownership interests of an entity.

                  D. BUY-OUT PRICE AND TERMS OF PAYMENT. The purchase price for a Mandatory Buy-Out, the exercise of a 4th Year Option, or a Change of Control Buy-Out (in any such case referred to as the "Buy-Out") shall be determined by multiplying Care Source's percentage ownership in the Company on the last day of the month immediately preceding the month in which the purchase occurs by the product of five (5) times the amount of the Company's Net After-Tax Profit (as defined below). For purposes of this Section 8.2D, "Net After-Tax Profit" shall mean the product of: (i) the Company's Net Profit as reflected on its Form 1065 for the Company's taxable year most recently ended prior to the anniversary date that triggered the Buy-Out multiplied by (ii) the lesser of 40% or the percentage obtained by subtracting from 100% the sum of (A) the income tax rate then applicable to corporate income of $1,000,000 under the Internal Revenue Code plus (B) the product obtained by multiplying the income tax rate then applicable to corporate income of $1,000,000 under the law of the state in which the principal office of Care Source is located by the difference between 100% and the percentage described in "(A)" above. The Buy-Out Price shall be payable in full by OptimumCare upon the consummation of the purchase in cash, or, at the sole and absolute discretion of OptimumCare, in such number of shares of common stock of OptimumCare with a value equal to the Buy-Out Price (as shall be determined by dividing the Buy-Out price with the average of the highest and lowest trading closing prices for OptimumCare's stock as reported on the last ten (10) days of the month immediately preceding the day the Buy-Out Price is paid), or any combination of cash and OptimumCare common stock. Notwithstanding the foregoing, OptimumCare shall pay the Buy-Out Price entirely in cash, unless on the date of payment of the Buy-Out Price (the "Payout Date"): (i) the common stock of OptimumCare (or its successor in any merger or reorganization) is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) OptimumCare's common stock (or the common stock of its successor in any merger or reorganization) is listed and traded on the OTC Bulletin Board or another national market or exchange.

8.3               CONFIDENTIALITY; NO COMPETITION.

                  A. CONFIDENTIALITY. The parties hereto shall hold in confidence the information contained in this Agreement and each of them hereby acknowledges and agrees that all information related to this Agreement, not otherwise known to the public, is confidential and proprietary and is not to be disclosed to third persons without the prior written consent of each of the parties, except:

                           (i) To the extent necessary to comply with any law,
rule or regulation, including, without limitation, any rule or regulation promulgated by the SEC, or the valid order of any governmental agency or any court of competent jurisdiction;

                           (ii) As part of its normal reporting or review
procedure, to its auditors and its attorneys;

                           (iii) To the extent necessary to obtain appropriate
insurance, to its insurance agent; or

                           (iv) As necessary to enforce its rights and perform
its agreements and obligations under this Agreement.

                  B. NONCOMPETITION BY CARE SOURCE AND CARE SOURCE PRINCIPALS. Care Source and each Care Source Principal hereby agrees that at all times during which Care Source has an ownership interest in the Company, and for a period of three (3) years following (i) termination of such ownership interest for any reason whatsoever or (ii) dissolution of the Company, neither Care Source nor any Care Source Principal shall, except as set forth on Exhibit "C-1" to this Agreement, either alone or with others, own in interest in, operate, manage, be a partner, director, stockholder, advisor or consultant to any entity which provides Services to Facilities within the State of California, or otherwise conducts an operation within the State of California which is similar in nature and/or scope to that of the Company (a, "Competing Business").

                  C. NONCOMPETITION BY OPTIMUMCARE. OptimumCare hereby agrees that at all times during which OptimumCare has an ownership interest in the Company, and for a period of three (3) years following (i) termination of such ownership interest for any reason whatsoever or (ii) dissolution of the Company, OptimumCare shall not, except as set forth on Exhibit "C-2" to this Agreement, either alone or with others, own in interest in, operate, manage, be a partner, director, stockholder, advisor or consultant to a Competing Business.

                  D. REMEDIES. OptimumCare, Care Source and each Care Source Principal acknowledges that the remedies at law for breach of the covenants herein contained are inadequate and that in the event of a breach or of a threatened breach by them of the provisions of this Agreement, the Company shall be entitled to preliminary and permanent injunctive relief to the fullest extent available under applicable law. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from OptimumCare, Care Source or any of the Care Source Principals.

                  E. ACKNOWLEDGEMENTS OF OPTIMUMCARE, CARE SOURCE AND THE CARE SOURCE PRINCIPALS. OptimumCare, Care Source and each Care Source Principal agrees that (a) their respective covenants and agreements under this Agreement have been given for adequate and valuable consideration; and (b) the restrictions and prohibitions contained in this Agreement applicable to them are reasonable in geographic scope, duration and in all other respects and are necessary for the protection of the legitimate business and commercial interests of the Company; and (c) each has and will have ample opportunity to obtain suitable employment with businesses other than a Competing Business and in fields otherwise not affected by this Agreement.

                  F. SAVINGS CLAUSE. If any one or more of the provisions contained in this paragraph F shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality or unenforceability of any other provisions of this Agreement. Such invalid, illegal or unenforceable provision or provisions shall be deemed to be modified to the extent necessary to render it, or them, valid, legal and enforceable, and if no such modification shall render it, or them, valid, legal and enforceable, then this paragraph F shall be construed as not containing the provision or provisions held to be invalid, illegal or unenforceable, and the rights and obligations of the parties shall be construed and enforced accordingly.

                                   ARTICLE IX
                           DISSOLUTION AND WINDING UP

9.1               CONDITIONS OF DISSOLUTION

                  Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                  A. A determination by the unanimous written agreement of the Members that Company should be dissolved;

                  B. The occurrence of a Dissolution Event and the failure of Company or the remaining Member to purchase the

Interest of the Former Member as provided in such Paragraph 7.2 or provide unanimous consent for a transfer resulting in the occurrence of the Dissolution Event;

                  C. Sale of all or substantially all of the assets of Company;

                  D. The expiration of the period for the duration of Company term as stated in its Articles;

                  E. Upon such terms as provided in the Master Joint Venture Agreement; or

                  F. At such earlier time as may be provided by the Act.

9.2               STATEMENT OF INTENT TO DISSOLVE

                  As soon as possible following the occurrence of any of the events specified in this Article effecting the dissolution of Company, the Managers shall execute a statement of intent to dissolve in such form as shall be prescribed by the Secretary of State and file the statement as required by the Act.

9.3               WINDING UP

                  Upon the occurrence of a liquidating event for purposes of Regulations Section 1.704-1(b), Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the business and affairs of Company. To the extent not inconsistent with the foregoing, all covenants and obligations in the Agreement shall continue in full force and effect until such time as the assets have been distributed and Company has terminated.

9.4               ORDER OF PAYMENT OF LIABILITIES UPON DISSOLUTION

                  In settling accounts of Company after dissolution, the assets of Company shall be entitled to be paid and distributed in the following order, all as required by the Act:

                           (i) To creditors other than Members, in the order of
priority as provided by law;

                           (ii) To Members on account of any loans to Company;
and

                           (iii) To Members in accordance with the positive
balances of their respective Capital Account Balances.

9.5               COMPLIANCE WITH REGULATIONS

                  All payments to the Members upon the winding and dissolution of Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations Section
1.704-1(b)(2)(ii)(d).

9.6               LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION

                  Except as otherwise specifically provided in the Agreement, each Member shall only be entitled to look solely at the assets of Company for the return of its positive capital account balance.

                                    ARTICLE X
                                 INDEMNIFICATION

10.1              INDEMNIFICATION OF MEMBERS AND MANAGERS

                  To the greatest extent not inconsistent with the laws and public policies of California, Company may, and when required by law shall, indemnify any Member or Manager made a party to any proceeding because such Person is or was a Member or Manager, against all liability incurred by such individual in connection with any proceeding; provided that it shall be determined in the specific case in accordance with Paragraph 10.7 of this Article that indemnification of such Person is permissible and appropriate, or mandatory, in the circumstances because the individual has met the standard of conduct for indemnification set forth in this Article X.

10.2              UNDERTAKINGS FOR INDEMNIFICATION

                  Company may pay for or reimburse the reasonable expenses incurred by a Member or Manager in connection with any such proceeding in advance of final disposition thereof if (i) the Person furnishes Company a written affirmation of the individual's good faith belief that he, she or it has met the standard of conduct for indemnification described in Paragraph 10.6,
(ii) the Person furnishes Company a written undertaking, executed personally or on such Person's behalf, to repay the advance if it is ultimately determined that such Person did not meet such standard of conduct, and (iii) a determination is made in accordance with Paragraph 10.7 that based upon facts then known to those making the determination, indemnification would not be precluded under this Article.

10.3              REQUIRED TO BE GENERAL OBLIGATION

                  The undertaking described above must be a general obligation of the Person, subject to such reasonable limitations as Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment.

10.4              ADVANCEMENT OF EXPENSES

                  Upon demand by a Member or Manager for indemnification or advancement of expenses, as the case may be, Company shall expeditiously determine whether the Member or Manager is entitled thereto in accordance with this Article. The indemnification and advancement of expenses provided for under this Article shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

10.5              INDEMNIFICATION OF OTHERS

                  Company shall have the power, but not the obligation, to indemnify any Person who is or was an employee or agent of Company to the same extent as if such Person was a Member or Manager.

10.6              STANDARDS OF CONDUCT FOR INDEMNIFICATION

                  Indemnification is permissible under this Article only if (i) the person conducted himself in good faith, (ii) reasonably believed that his conduct was in or at least not opposed to Company's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Person did not meet the standard of conduct described in this Paragraph 10.6.

10.7              PROCEDURES TO DETERMINE INDEMNIFICATION

                  A determination as to whether indemnification or advancement of expenses is permissible shall be made by any one of the following procedures:

                           (i) By agreement of the Members if the Members are
not parties to the proceedings;

                           (ii) By special legal counsel selected by the
Members.

10.8              INSURANCE FOR INDEMNIFICATION

                  Company may purchase and maintain insurance for its benefit, the benefit of any Person who is entitled to indemnification under this Article, or both, against any liability asserted against or incurred by such individual in any capacity or arising out of such individual's service with

Company, whether or not Company would have the power to indemnify such Person against such liability.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1              COMPLETE AGREEMENT

                  The Agreement, the Articles and the Master Joint Venture Agreement constitute the complete and exclusive statement of agreement among the Members. The Agreement, the Articles and the Master Joint Venture Agreement replace and supersede all prior written and oral agreements by and among the Members, and to the extent a provision of the Master Joint Venture Agreement conflicts with the Agreement or the Articles, then the terms of the Agreement or the Articles, as the case may be, shall govern.

11.2              BINDING EFFECT

                  Subject to the provisions of the Agreement relating to transferability, the Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns, but only to the extent that assignment and approval by the Members is in accordance with the Act, the Articles and the Agreement.

11.3              NO THIRD PARTY BENEFICIARY

                  The Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of the Agreement as a third party beneficiary or otherwise.

11.4              GENDER AND NUMBER IN NOUNS AND PRONOUNS

                  Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. Any reference to the Code, Regulations, the Act, California Statutes or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

11.5              EXHIBITS

                  All Exhibits attached to the Agreement are incorporated and shall be treated as if set forth herein.

11.6              SEVERABILITY

                  If any provision of the Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of the Agreement, such provision will be fully severable; the Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of the Agreement; and the remaining provisions of the Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from the Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of the Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

11.7              ADDITIONAL DOCUMENTS AND ACTS

                  Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of the Agreement and the transactions contemplated hereby.

11.8              NOTICES

                  Any notice to be given or to be served upon Company or any party hereto in connection with the Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit A hereto. Any Member or Company may, at any time by giving 5 days' prior written notice to the other Member and Company, designate any other address in substitution of the foregoing address to which such notice will be given.

11.9              AMENDMENTS

                  All amendments to the Agreement will be in writing and signed by all of the Members.

                  IN WITNESS WHEREOF, all of the Members of OPTIMUM CARE SOURCE, LLC, a California limited liability company, have executed the Agreement, effective the 24th day of April, 1996.

                                      OptimumCare Corporation,
                                      a Delaware corporation

                                      By: /s/ Edward A. Johnson,
                                         ----------------------------------
                                         Edward A. Johnson, President

                                         Date: April 24, 1996
                                               ----------------------------

                                      Professional Care Source, Inc.,
                                      a California corporation

                                      By: /s/ Teri L Jolin
                                         ----------------------------------
                                         Name: Teri L. Jolin
                                              -----------------------------
                                         Title: President/CEO
                                               ----------------------------
                                         Date:  April 24, 1996
                                              -----------------------------

                                    EXHIBIT A

                         CAPITAL CONTRIBUTION OF MEMBERS
                         AS OF OPTIMUM CARE SOURCE, 1996

                                                                                                                MEMBER'S
MEMBER'S                                                                         MEMBER'S                      PERCENTAGE
NAME                            MEMBER'S ADDRESS                           CAPITAL CONTRIBUTION                 INTEREST
- --------------------------------------------------------------------------------------------------------------------------------
OptimumCare              30011 Ivy Glenn Drive                      (1) The sum of fifty thousand                 70%
Corporation              Laguna Niguel, CA 92677                    dollars ($50,000) in cash upon
                                                                    the filing of the Articles and
                                                                    (2) an additional sum, which
                                                                    together with the sum set forth
                                                                    in clause (1) of this
                                                                    subparagraph (i), shall not
                                                                    exceed in the aggregate the sum
                                                                    of two hundred thousand dollars
                                                                    ($200,000), which sum shall be
                                                                    calculated in accordance with
                                                                    the Business Plan (as
                                                                    hereinafter defined) and
                                                                    contributed at such times and in
                                                                    such amounts during the twenty
                                                                    four (24) month period following
                                                                    the filing of the Articles as
                                                                    determined by the management
                                                                    committee of the Company in its
                                                                    sole and absolute discretion.

Professional Care        c/o Teri L. Jolin,                         All of its rights and obligations             30%
Source, Inc.Pro          11328 Elderwood St.,                       under those certain agreements
                         Los Angeles CA 90049                       to provide Services at Facilities
                                                                    which are identified on Schedule
                                                                    1 hereto (the "Facilities
                                                                    Contracts"), which are valued at
                                                                    twenty one thousand dollars
                                                                    ($21,000).

                                   SCHEDULE 1

                              FACILITIES CONTRACTS

                           Alcott Rehabilitation Hospital
                           3551 West Olympic Boulevard
                           Los Angeles, California  90019

                           Citrus Nursing Center
                           9440 Citrus Avenue
                           Fontana, California  92335

                           Citrus Retirement Center
                           9448 Citrus Avenue
                           Fontana, California  92335

                           Extended Care Hospital of Riverside
                           8171 Magnolia
                           Riverside, California 93504

                           Del Mar Convalescent Hospital
                           3136 North Del Mar Avenue
                           Rosemead, California  91770

                           Fountain Care Center
                           1835 West La Veta Avenue
                           Orange, California 92668-4196

                           Garden Park Care Center
                           12681 Haster Street
                           Garden Grove, California  92640

                           Laurel Convalescent Hospital
                           7509 North Laurel Avenue
                           Fontana, California  92336

                           Monterey Park Convalescent Hospital
                           416 North Garfield Avenue
                           Monterey Park, California  91754

                           North Valley Nursing Center
                           7660 Wyngate Street
                           Tujunga, California  91042

                           Paramount Convalescent Center
                           8558 East Rosecrans Avenue
                           Paramount, California  90723

                           Park Regency Retirement Center
                           1750 West La Habara Boulevard
                           La Habra, California  90631

Schedule 1
Page 2

                           Sun Mar Nursing Center
                           1720 West Orange Avenue
                           Anaheim, California  92804

                           Sunset Manor Convalescent Hospital
                           2720 Nevada Avenue
                           El Monte, California  91733

                                    EXHIBIT B

                    ALLOCATION OF NET PROFITS AND NET LOSSES

                                        Net Profits                   Net Losses
Name of Member                           Percentage                   Percentage
OptimumCare                                 70%                           70%

Care Source                                 30%                           30%

                                            100%                         100%
                                            ====                         ====

                                   EXHIBIT C-1

                OPTIMUMCARE ACTIVITIES NOT SUBJECT TO SECTION 8.C

                           (1)      Associated Medical Psychiatrists
                                    Lakewood, California

                           (2)      Psychological Healthcare
                                    Lakewood, California

                           (3)      Aegis Psychological Corp.
                                    Mission Hills, California

                           (4) Behavioral Health Information Management Systems Mission Hills, California

                           (5) Valley Oaks Behavioral Medical Group Westlake, California

                           (6)      Center for Behavioral Services
                                    West Los Angeles, California

                           (7) Northern California Group Practice Alliance Northern California

                           (8)      College Health I.P.A.
                                    Cerritos, California

                                   EXHIBIT C-2

              OPTIMUMCARE ACTIVITIES NOT SUBJECT TO SECTION 8.3(C)

Peggy Minnick

1. Positions as CEO-CPC and consultant of Alhambra Hospital- acute psychiatric hospital.

2. Consultation regarding management and clinical issues of operating acute psychiatric hospitals and acute psychiatric units.

3. Consultation regarding nursing management and regulatory agency compliance for skilled nursing facilities.

4. Owning/operating adult board and care facilities and residential care facilities for the elderly.

Joseph H. Dadourian

1. Consultation to Psychiatric Hospitals on Behavioral Health Systems: identifying and developing new business opportunities in the area of mental health services.

2. Consultation and training to med/surg and SNF hospital's related to patient care, employee issues, violence in the workplace and critical incident stress management.

3. Consultation and training programs to residential care facilities, board and care and group homes related to clinical issues, employee issues, violence in the workplace and critical incident stress management.

4. Rendering of psychological care in all appropriate settings, i.e., hospital outpatient, board and care, skilled nursing facilities, residential care facilities, etc.

5.       Rendering of all aspects of employee assistance services.

6. Behavioral health consultation to business and industries related to a variety of issues involving employees.

7. Professional trainer on issues related to behavioral health in the workplace.

8. Partner in A Accredited Psychiatric Medical Group, Inc., a multidisciplinary psychiatric/psychological private practice offering a full range of services from outpatient to inpatient to residential facilities.

EXHIBIT C-2
Page 2

Teri L. Jolin

1. Consultation to health care clients regarding marketing and business development in areas outside of behavioral health services in skilled nursing facilities.

2. Conducting sales training as an independent contractor to Vital Learning for all industry clients.